CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                             CHIU MINIMALLY INVASIVE
                           SPINE SURGERY CENTERS, INC.

         JOHN C. CHIU, M.D., certifies that:

         1. He is both the President and Secretary of CHIU MINIMALLY INVASIVE SPINE SURGERY CENTERS, INC. (the "Corporation"). The Corporation has been organized under the laws of the State of California.

         2. The Board of Directors of the Corporation has approved the following amendment to Article FIRST of the Articles of Incorporation of the Corporation:

                  "FIRST: The name of this Corporation is CHIU MINIMALLY INVASIVE SPINE SURGERY, INC."

         3. The foregoing amendments each have been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has only one class of shares. Each outstanding share is entitled to one (1) voting only. The Corporation has one thousand (1,000) shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was one thousand (1,000). The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than fifty percent (50%), of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of one thousand (1,000) shares, or one hundred percent (100%) of the outstanding voting shares.


                                                     /s/ John C. Chiu
                                                     ----------------------
                                                     JOHN C. CHIU, M.D.
                                                     President & Secretary

         The undersigned declares under penalty of perjury that the matter set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on May 20, 1998, at Thousand Oaks, California.


                                                     /s/ John C. Chiu
                                                     -----------------------
                                                     JOHN C. CHIU, M.D.